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                                                                    Exhibit 21.1


Subsidiaries of Oplink Communications, Inc.


Subsidiaries of Registrant                       Jurisdiction of Incorporation  Subsidiary's Business Name
Shanghai Oplink Communications, Inc.             Shanghai, China                Shanghai Oplink
                                                                                Communications, Inc.


Zhuhai FTZ Oplink Communications, Inc.           Zhuhai, China                  Zhuhai FTZ Oplink
                                                                                Communications, Inc.


Zhuhai FTZ Oplink Optical Communications, Inc.   Zhuhai, China                  Zhuhai FTZ Oplink Optical
(formerly Zhuhai Oplink Communications, Inc.,                                   Communications, Inc.
located in Zhuhai, China)

Zhuhai FTZ Telelight Communications, Inc.        Zhuhai, China                  Zhuhai FTZ Telelight
(formerly Fuzhou Telelight Communication,                                       Communications, Inc.
Inc., located in Fuzhou, China)

Oplink Macau Commercial Services Company         Macau, China                   Oplink Macau Commercial
Limited                                                                         Services Company Limited

Accumux Technologies, Inc.                       California, US                 Accumux Technologies, Inc.